UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2014

Shepherd’s Finance, LLC

(Exact name of registrant as specified in its charter)

Commission File Number:  333-181360

DELAWARE	36-4608739
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

12627 San Jose Blvd., Suite 203, Jacksonville, FL 32223

(Address of principal executive offices, including zip code)

302-752-2688

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement

On December 31, 2014, the Registrant, Shepherd’s Finance, LLC (the “Company”) entered into a Series B Cumulative Redeemable Preferred Unit Purchase Agreement (the “Preferred Unit Purchase Agreement”) with Investor’s Mark Acquisitions, LLC (“IMA”), pursuant to which the Company agreed to issue Series B Cumulative Redeemable Preferred Units to IMA (the “Preferred Units”) in consideration for IMA agreeing to convert into Preferred Units $1,000,000 of the balance of the Subordinated Promissory Note executed by the Company in favor of IMA dated December 29, 2010 (the “Note”). The proceeds received from the sale of the Preferred Units shall be used solely for (i) the conversion of $1,000,000 of the Company’s debt on the Note into preferred equity in the Company in favor of IMA; and (ii) for the payment of the costs, expenses, and fees incurred or to be incurred in connection with its entry into Preferred Unit Purchase Agreement, and the transactions contemplated thereby.

In addition to the Preferred Unit Purchase Agreement, the parties entered into Amendment No. 1 to the Amended and Restated Limited Liability Company Agreement (the “Amendment”), and a Seventh Amendment to that certain Credit Agreement dated December 30, 2011 by and between the Registrant, Benjamin Marcus Homes, L.L.C. (“BMH”), Investor’s Mark Acquisitions, LLC (“IMA”), and Mark L. Hoskins (as amended, the “Credit Agreement”).

Issuance of Preferred Units

On December 31, 2014, the Company entered into the Preferred Unit Purchase Agreement with IMA, pursuant to which, as described in the underlying documents, the Company agreed to issue and sell to IMA, in a single closing, 10 Series B Cumulative Redeemable Preferred Units at a liquidation preference of $100,000 per unit (the “Preferred Units”) in consideration for IMA agreeing to convert into Preferred Units an aggregate of $1,000,000 of the balance (the “Investment”) of the Subordinated Promissory Note executed by the Company in favor of IMA dated December 29, 2010 (the “Note”), through which IMA made a loan to the Company in the amount of $1,500,000. The Company further agreed to eliminate the remaining balance of the Note by: (i) depositing at closing $125,000 into the interest escrow established pursuant to the Credit Agreement, and (ii) refunding the balance of $375,000 to the Purchaser, in immediately available funds, upon the payment in full of the balance due on the loan extended to BMH for construction of homes on lot 5 of the Tuscany subdivision pursuant to the Sixth Amendment to Credit Agreement.

On December 31, 2014 (the “Closing Date”), IMA invested $1 million in the Company, in exchange for which IMA received 10 Preferred Units. On the Closing Date, the Company delivered to IMA an entry on its books and records representing 10 Preferred Units, equal to an Investment of $1,000,000, at which time the remaining balance due from the Company on the Note was reduced by an amount equal to the Investment ($1,000,000). On the Closing Date, the Company also deposited $125,000 into the interest escrow established pursuant to the Credit Agreement.

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The following description is qualified in its entirety by the Preferred Unit Purchase Agreement and the Amendment attached hereto as Exhibits 10.1 through 10.2, respectively, to this Current Report on Form 8-K.

Amendment No. 1 to the Amended and Restated Limited Liability Company Agreement

The Amendment sets forth the key terms of the Preferred Units.

Distribution Rate

Distributions on each Preferred Unit (the “Current Distributions”) shall be payable quarterly, at an annual fixed rate of 10% (the “Pay Rate”), until the redemption of such Preferred Units in accordance with Section 5 of the Amendment (each such period a “Current Distribution Period”). Current Distributions shall be cumulative from the applicable date of issuance at the Pay Rate, and shall be declared and payable quarterly on February 28, May, 31, August 31, and November 30 of each year or, if not a business day, the next succeeding business day, commencing on May 31, 2015, and will be computed on the basis of a 360 day year and 90 days in the applicable period.

Current Distributions are payable only as a distribution on income. In the event that the Company has no net income during any given Current Distribution Period, the amount due is rolled forward to the next Current Distribution Period, which may continue only through the fourth quarter distribution of any year (which occurs in the following year), but no further. Accumulated but unpaid Current Distributions, if any, on the Preferred Units, will not accrue interest.

Redemptions

The Preferred Units may be redeemed by the Company, in whole or in part, at the option of the Company at any time. The redemption price for the Preferred Units will be equal to a redemption price per unit in cash in an amount equal to (the “Redemption Price”) the sum of the Liquidation Amount plus all accumulated and unpaid Current Distributions thereon to the date of redemption. The Preferred Units to be redeemed shall be determined at the sole discretion of the board of managers of the Company.

Covenants

The Amendment contains a number of covenants applicable to the Company, including, but not limited to, certain covenants that require the Company to take all necessary steps to ensure that neither the Company nor any of its Subsidiaries shall become an “investment company” within the meaning of such term under the Investment Company Act of 1940, and covenants that require the Company to give to each holder of Preferred Units written notice with regard to events reasonably expected to have a Material Adverse Effect on the Company or its Subsidiaries, or the occurrence of a Change of Control as defined in the Amendment.

Protective Provisions

Pursuant to the terms of the Amendment, the Company and its subsidiaries are prohibited from undertaking the following activities while the Preferred Units are outstanding without first obtaining the prior written consent of the holders of a majority of the Preferred Units then outstanding (capitalized terms are as defined in the Amendment):

•	engaging in a Change of Control; or

•	engaging in a sale of all or substantially all of such entity’s assets, tender offer for all or substantially all of its Common Units, shares of common stock or other common equity securities, as the case may be, or other similar transaction.

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Seventh Amendment to the Credit Agreement

On December 31, 2014, the Registrant entered into a Seventh Amendment (the “Seventh Amendment”) to that certain Credit Agreement by and between the Registrant, Benjamin Marcus Homes, L.L.C. (“BMH”), Investor’s Mark Acquisitions, LLC (“IMA”), and Mark L. Hoskins (the “Credit Agreement”), pursuant to which the Registrant amended certain definitions and provisions with regard to the Preferred Unit Purchase Agreement. Specifically, the definition of “SF Note” in Section 1.01 of the Credit Agreement was amended to include the Series B Cumulative Redeemable Preferred Unit Purchase Agreement between Registrant and IMA. Moreover, Section 2.03(a)(ii) of the Credit Agreement, pertaining to the existing IMA Note, was revised to set the interest at a rate equal to Lender's Cost of Funds, plus two percent, and the third sentence of Section 2.14 was amended to note that distributions paid by Lender on the SF Note would also fund the Interest Escrow. Finally, Section 2.18 of the Credit Agreement was amended to omit reference to the SF Note as related to the Development Notes balance.

Except as set forth in the Seventh Amendment, all other material terms of the loans are governed by the terms of the Credit Agreement.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

10.1	Series B Cumulative Redeemable Preferred Unit Purchase Agreement

10.2	Amendment No. 1 to the Amended and Restated Limited Liability Company Agreement of Shepherd’s Finance, LLC

10.3	Seventh Amendment to Credit Agreement

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Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHEPHERD’S FINANCE, LLC

Date: January 5, 2015	By:	/s/ Daniel M. Wallach
Daniel M. Wallach Chief Executive Officer and Manager

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